EXHIBIT 15
                                     ARTHUR
                                    ANDERSEN

                            ARTHUR ANDERSEN & CO, SC

                                                       Arthur Andersen LLP

                                                       Suite 1800
                                                       420 North 20th Street
                                                       Birmingham AL 35203-3204
                                                       205 252 8600




August 15, 1995

Alabama Power Company
600 North 18th Street
Birmingham, AL  35291


Ladies and Gentlemen:

We are aware that Alabama Power Company has incorporated by reference in this Registration Statement its Form 10-Q for the quarters ended March 31 and June 30, 1995, which include our reports dated May 5 and August 9, 1995, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), such reports are not considered a part of the Registration Statement prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ARTHUR ANDERSEN LLP